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                                                                  Exhibit 99.1



[Introduction]
o Good morning.
o Thank you Bob for the introduction and thanks everyone for joining me today.

 [The new HUGHES brand]
o Last week, HUGHES launched a new and exciting branding program.
o From a strategic perspective, the sale of our satellite manufacturing business makes this the ideal moment in our corporate history to drive the HUGHES brand into the spotlight. The branding campaign will redefine who and what we are as a corporation.
o HUGHES has always been a trailblazer and a visionary company. Courage, commitment and imagination have enabled HUGHES to build a storied legacy of achieving the near impossible.
o Today we are enabling the new economy and bringing the world closer to a future in which human thoughts and images can be transmitted via digital communications from one person to another, one corporation to another - without regard to time or distance, often without wires or cables. From our perspective, this is what the Digital Age is all about - breaking the thought barrier - and HUGHES has the creative people, innovative technology, and the momentum and courage to deliver it.
o So let's take a closer look at HUGHES today

[HUGHES Today]
o HUGHES is comprised of four strategic business units;
o PanAmSat is the world's leading provider of leading provider of global video and data broadcasting services via satellite. We own 81 percent of PanAmSat, which is also a public company listed on the NASDAQ under the ticker "SPOT."
o In 1999, PanAmSat generated about $800 million in revenues and over $600 million in EBITDA.
o Today, PanAmSat has a backlog of long-term contracts with blue-chip customers valued at $5.8 billion dollars; and generates EBITDA margins in the neighborhood of 70 percent.
o PanAmSat is expanding beyond its core business of video distribution with its NET 36 Internet delivery service, which I'll talk more about later in the presentation.
o Next, we have Hughes Network Systems, or HNS. HNS is the world's leading provider of satellite-based private business networks known as very small aperture terminals, or VSATs.
o HNS is also a leading supplier of DIRECTV receiving equipment, and the leading provider of Internet access via satellite.
o In 1999, HNS generated revenues of $1.4 billion.
o HNS is in the process of expanding its service-based businesses--with DirecWay for enterprises and DirecPC for consumers.
o Finally, and most significantly for investors, we have DIRECTV, in the U.S. and Latin America.
o As a segment, these two businesses attained about $3.8 billion in revenues in 1999, and generated positive EBITDA for the first time.
o In the United States, DIRECTV is the third largest multichannel provider--behind only AT&T and Time Warner--and serves more than 9 million customers.
o In Latin America, we own 78 percent of the Galaxy Latin America partnership, which serves more than 1 million customers.
o Together, these four entities form HUGHES--a powerful digital media, entertainment and communications company.


[The HUGHES'Vision]
o As we leverage this unique and powerful combination of assets, our Vision is to be:
  o The number-one  provider of global satellite services with PanAmSat;
  o The number-one provider of global satellite-based broadband communications through HNS.
  o And, through our DIRECTV businesses, to be the leading provider of multichannel entertainment services
o As we achieve those goals, HUGHES will become the premier global provider of Integrated Entertainment and Information Products and Services.


[HUGHES' Strategy]
o Our strategy for achieving this Vision is simple: To create superior returns and value by leveraging the power of our two main competitive advantages:
  o Our market-leading, world-class customer bases at DIRECTV, HNS and PanAmSat,
  o And our unmatched broadband pipeline into homes and businesses.


[HUGHES Markets and Services]
o When you think of our business and our brands, it's useful to conceive of what we do in terms of our markets and services.
o HUGHES' businesses span from the Consumer to the Enterprise markets, providing both Entertainment and Information services.
  o We start with Consumer Entertainment--where we're talking about DIRECTV.
  o In Consumer Information, our primary brand is DirecPC, which delivers nationwide high-speed Internet access via satellite.
  o In the Enterprise Information market, we find HNS' DirecWay service.
  o And finally, we have wholesale Enterprise Entertainment--the core business of PanAmSat.
o This is, of course, a simplified version of HUGHES. There is significant overlap as the television and PC converge; and as satellites are used more and more to distribute Internet content.
o It is, in fact, this ability -- to Maximize Convergence Opportunities -- that gives HUGHES a major competitive advantage...and distinguishes us from all other satellite and entertainment investment opportunities.


[HUGHES 1999 Financial Performance]
o With these strengths, HUGHES has attained significant financial returns.
o In 1999, HUGHES generated $5.6 billion dollars in revenue--nearly 60 percent more than in the previous year.
o As you can see from the graph,

[Graphic displays the following data in a bar chart format:

                              Revenues (Billions of $)
                        1995     1996     1997     1998     1999
HUGHES Consolidated     $1.6     $2.1     $2.8     $3.5     $5.6
DIRECTV Segment         $ 0.2    $0.6     $1.3     $1.8     $3.8
                             EBITDA (Billions of $)
                        1995     1996     1997     1998     1999
HUGHES Consolidated     $ 0.1    $ 0.1    $ 0.3    $ 0.3    $ 0.5*
DIRECTV Segment         $(0.1)   $(0.2)   $(0.2)   $(0.1)   $ 0.0
* excludes one-time write-off of $272M attributable to the discontinuation of narrowband wireless businesses]

o DIRECTV has been our primary revenue driver for several years, and we expect that to continue. As a result, we anticipate HUGHES' top-line average growth rate to be 20 percent or more per year over the next five years.
o EBITDA tells a similar story. As you can see, DIRECTV achieved positive EBITDA in 1999 after several years of investment.
o Even during those investment years, HUGHES achieved solid EBITDA growth-- primarily because of the strength of our PanAmSat business.
o Going forward, we expect to see accelerating EBITDA of at least 50 percent average annual growth over the next five years.
o Now let's look more closely at our businesses, beginning with DIRECTV in the U.S.


[Television Household Forecast]
o This year, according to analyts, we see that direct-to-home (or DBS) providers are serving about 15 percent of U.S. television households.
o Within the next five years, industry analysts expect that approximately 75% of all new pay-TV subscribers will choose DBS over cable and that DBS will roughly double its current number of subscribers as it reaches nearly 30 million subscribers in 2005.
o Given that most of our current subscribers are coming from cabled areas and we are now offering local channels in most of the major markets, these DBS estimates may prove to be conservative.
o Let me show you why we believe that to be the case.

[Competitive Advantages]
o First  of  all,  DIRECTV  has  become  a  media  powerhouse--a  force  in  the
  entertainment   marketplace.   As  a  result,  we  enjoy  several  sustainable
  competitive advantages.
o By leveraging our 9-million-strong customer base, we're able to create key strategic relationships with the top names in the industry.
  o We have relationships with the top manufacturers and distributors. In fact, DIRECTV has the most extensive distribution in the industry, including our newest addition, Blockbuster. [Chart lists logos from several strategic partners, such as Radio Shack, Best Buy, Circuit City, America Online, Thomson Multi Media, Verizon and Southwestern Bell]
o We also have a wealth of programming that customers can't find anywhere else, including exclusive agreements with the most popular sports leagues such as the NFL and NBA.
o And, we're launching powerful interactive services this year, including Wink, TiVo, AOL TV and Ultimate TV, which I'll talk more about in a moment.
o We also have a major advantage in business fundamentals.
o This chart shows the analysts' consensus for DIRECTV and cable over the next five years.

[Chart shows the following information:
                          Analysts' 5 Year Projections
                                     DIRECTV            Cable
Subscriber growth rate              13 - 15%            1 - 2%
Revenue growth rate                 20 - 25%            ~15%
EBITDA growth rate                  50 - 75%            ~15%

Capital cost / subscriber             ~$200           ~$1,100
SAC / subscriber                      ~$525             ~$100
Total Investment / subscriber         ~$725           ~$1,200
Return on Investment                35 - 40%          18 - 23%

Valuation per subscriber            ~$2,700           ~$3,800     ]

  o As you can see, our subscriber growth rate dwarf's that of cable and our revenue growth rate is also expected to be significantly greater.
  o But look at the EBITDA growth rate--there's virtually no comparison.
o In addition, our total investment per subscriber--the sum of our capital cost and our subscriber acquisition cost, or SAC--is 40 percent less than cable's, giving us the potential for a substantially greater return on investment.
o Yet our current market valuation does not represent the true value of our subscribers.
  o You can see the significant upside we are determined to capture.
o We're also keeping a close eye on the roll-out of digital cable. So far we have found no correlation between our growth and the presence of digital cable.
  o In fact, in many markets where digital cable is most advanced, we're seeing our greatest growth. For example, in the third quarter, our growth rate in cities such as New York, Los Angeles and San Francisco was over 50 percent higher than the previous year's period.
o One of the possible reasons for this is simply that we offer consumers more value.
  o Our video and audio signal is all-digital; cable companies often provide an analog service with a digital tier. And in most markets, we're still priced lower for comparable or better service.
  o The only conclusive data we have seen so far is that our roll-out of local channels more than offsets any impact from digital cable. Today we offer local channels in 35 markets and we expect to be in 41 markets by the end of the year.
o With these dynamics, we feel we have a window of opportunity to capture high-quality customers. As a result, we've decided to aggressively pursue new subscribers.

[Compelling  Subscriber  Economics]
o This  approach  also makes good  economic sense.
  o With our subscriber acquisition cost of $525, ARPU -- that's average revenue per user per month -- of about $59 dollars, gross margins of 50 percent and low churn, the average payback period for a new customer is only 17 months--and the pre-tax internal rate of return on this subscriber is roughly 70 percent!
  o In addition, the customer we invest $525 dollars to attain is valued by the market at $2,000 to $4,000 dollars--again representing the opportunity for significant value creation.
  o Going forward, we believe the subscriber economics will continue to be strong.
  o Average revenue per subscriber should increase due to the continued introduction of local channels in new markets, new interactive services and periodic price increases;
  o We see our subscriber acquisition cost (or SAC) on our basic systems staying flat at roughly $525. We do expect to see SAC increase an additional 25 to 50 dollars next year as we roll-out our new advanced set-top boxes. However, the payback and IRR remain intact because of the incremental revenues expected from these new services.
  o And we believe that we can keep churn at its current rate of between 1.5 and 1.7%--which, I might add, is still well below cable's churn rate. We're implementing new customer retention initiatives, such as an in-home repair warranty program, longer-term programming commitments from customers, and our current free professional installation offer.

[Advanced Platform Rollout]
o Now I'd like to give you a closer look at the exciting new interactive services we're launching on DIRECTV.
  o The Wink service is now available, and the Wink capability will become standard on all of our basic boxes. Two weeks ago, we began offering enhanced services from leading networks, including CBS, CNBC, ESPN, and TBS. We'll also have dedicated interactive virtual channels with ESPN, NBC and the Weather Channel, as well as a dedicated shopping channel with Barnes and Noble.
  o With the launch of this service, simple and valuable interactive television has now become a reality.
o The other three platforms offer more advanced services.
  o The DIRECTV/TiVo combo box--which is now in stores--has a 30-gig hard drive, allowing customers to personalize their TV viewing while also pausing live TV.
  o Ultimate TV is the Swiss Army Knife of our set-tops--it does it all: enhanced TV, digital video recording and full online capabilities.
  o Finally, the DIRECTV/AOL TV box will offer similar capabilities with a focus on AOL's popular community services such as e-mail, chat, instant messaging and Internet access.
o We feel these new products will further extend DIRECTV's lead in the multichannel industry because most cable systems are still months if not years away from offering these types of interactive services.

[DIRECTV: The Next Step]
o As we look at our overall interactive services strategy, we see DIRECTV moving into the role of a whole-house services provider--the one-stop shop for a wide variety of services.
o Beginning late this year, we'll be bundling DIRECTV with our new DirecPC two-way broadband Internet service.
  o Using a single small dish, customers will receive DIRECTV's programming along with an "always on" broadband connection.
  o This broadband service will offer inbound speed of about 400 kilobits, with outbound speeds between 100 and 200 kilobits.
  o We will have one bill, one customer service number, and we'll integrate our sales and marketing efforts.
o We'll be consolidating into a gateway platform--one that would allow us to essentially become a media-manager for the home.
  o As such, we would provide the equipment and service to distribute various forms of media from different sources to different display devices--whether it's the TV, the PC or some other device.
o The benefits of this are obvious--we believe we will get more subscribers and stickier subscribers. In addition, there will be significant new revenue opportunities - perhaps adding as much as $7 - $12 to our ARPU. And finally, we'll have even greater leverage with content and service providers.

[DIRECTV - Latin America]
o Now let's move on to DIRECTV in Latin America, where we are the only multichannel provider serving the entire region.
o Galaxy Latin America does business in 27 countries, and we're continuing to see outstanding growth.
  o Year-to-date, subscriber growth is up 81 percent over last year's net adds.
o GLA generated an average programming revenue per subscriber of $36 dollars per month in the third quarter.
o In addition, it has exclusive agreements with programmers such as Disney and HBO, and offers exclusive sports entertainment. GLA also offers the most extensive pay-per-view and special events, and offers local channels in many of its major markets.
o Later this year, GLA will launch interactive services on the OpenTV platform including weather, games, and banking applications, and next year we will add e-mail, e-commerce, chat, and instant messaging.
o So that wraps up our DIRECTV businesses. Now let's move on to our other business units.

[PanAmSat]
o At PanAmSat, we continue to enjoy a healthy, profitable, and growing business.
o The core business remains the distribution of video programming, and PanAmSat is continuing to grow that business.
  o In mid-October, they brought home a hard-fought victory with the addition of a 15-year-commitment from the Walt Disney Company's family of cable programming.
o PanAmSat is continuing to expand its fleet to meet demand--its 21 satellites today will grow to 24 satellites in 2001. In addition, PanAmSat has attained licenses for significantly more spectrum in the new Ka-band.
o Net-36 is the most exciting growth opportunity PanAmSat is pursuing today.
  o This global satellite overlay to the terrestrial network brings high-bandwidth Internet services to the edge of the net.
  o PanAmSat has already begun to leverage its core business into success for Net-36 as customers including ABC, ESPN, Bloomberg and Disney have signed on for streaming services.
  o And PanAmSat just announced that Net-36 will be providing rich, dynamic entertainment, news and sports content to Excite@Home's 2 million broadband subscribers. PanAmSat has a similar agreement with Qwest for its DSL customers.

[Hughes Network Systems]
o Finally, let's take a look at Hughes Network Systems.
o HNS leads the market in satellite-based private business networks popularly known as the VSAT market.
o It's also a leading provider of DIRECTV systems, as well as equipment for use in terrestrial wireless broadband businesses.
o HNS'   primary   growth  is  coming   from  the   expansion   of  its  service
  operations--for both the consumer and enterprise markets.
  o With DirecPC, HNS has alliances with AOL, Pegasus, and Juno to provide Internet services "Powered By DirecPC," and HNS is actively pursuing additional relationships.
    o We've begun shipping the AOL Plus Powered by DirecPC equipment, and we're on schedule to introduce our two-way via satellite DirecPC broadband service by the end of the year.
  o On the enterprise side, HNS has its DirecWay services--which are really an extension of its VSAT capability. Now, when you buy a VSAT network, you can add new services such as in-store music, email, or even a company intranet. It's a simple, elegant, one-stop solution.
o Finally, HNS is leading the development of our new Spaceway system.
  o Spaceway is a high-speed, low-cost, two-way communications system that will be the next generation platform for both DirecPC and DirecWay.
  o Spaceway will provide high-speed point-to-point communications--what we refer to as "full-mesh" connectivity. With this capability, Internet users will be able to communicate with each other via our satellites without using the terrestrial network.
  o We're working with Boeing to build the Spaceway satellites, and we expect to launch the service in 2003.

[Investment Highlights]
o In closing, I'd like to recap why I believe HUGHES is a powerful investment opportunity.
  o HUGHES is a company that is focused on high-value service businesses that operate in rapidly growing markets.
  o We are the market leader in each of our core businesses
  o We have DIRECTV, the world's leading digital multichannel provider. And both subscriber numbers and revenue per subscriber have demonstrated significant growth.
  o We're just  beginning to tap the power of our  broadband  pipeline.
    o We have alliances   with   Microsoft   and   AOL;
    o We're   transforming   television entertainment--again
    o And  we're   building   the   future  of   high-speed, high-bandwidth
      services.
  o In short, our satellite-based platforms are becoming the portal of choice-- a key gateway, if you will, into homes and businesses.
  o Finally, our management team is incented to build value in the
    H-class   stock.   I   feel   it  is   important   for   all   of   you  to
    understand--especially   as  rumors   abound   relating  to  the  potential
    separation of GM and HUGHES--that the top executives at HUGHES, including myself, are compensated primarily in GM Class H stock.
o   With that, I'll conclude my remarks. Thank you for your time and attention.
o   I'm happy to answer any questions you may have.